UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2024

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices ) (Zip Code)

(475) 238-6837

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2024, BioXcel Therapeutics, Inc. (the “Company”) held its 2024 annual meeting of sstockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000.

The Company’s board of directors previously approved the amendment to the Certificate of Incorporation and, on June 10, 2024, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 26,109,721 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 70.5% of the Company’s outstanding common stock as of the April 10, 2024 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024.

Item 1 — Election of two Class III directors for a term of office expiring on the date of the annual meeting of stockholders in 2027 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Vimal Mehta, Ph.D.	16,490,409	2,066,701	7,552,611
Peter Mueller, Ph.D.	13,702,818	4,854,292	7,552,611

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,725,808	262,875	121,038	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (“Say-on-Pay Vote”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
14,391,943	4,123,997	41,170	7,552,611

Item 4 — Approval, on an advisory (non-binding) basis, of the frequency of future Say-on-Pay Votes.

1 Year	2 Years	3 Years	Votes ABSTAINED	Broker Non-Votes
18,205,858	21,019	136,882	193,351	7,552,611

Item 5 — Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to authorize additional shares of common stock from 100,000 to 200,000.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
21,154,462	4,882,353	72,906	0

Item 6 — Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to provide for exculpation of officers to the extent permitted by the General Corporation Law of the State of Delaware.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
17,766,354	733,972	56,784	7,552,611

Item 7 — Approval of an adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 5 and/or 6.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
15,516,213	2,998,961	41,936	7,552,611

Based on the foregoing, the two director nominees were elected, and Items 2, 3, 4, 5 and 7 were approved. In addition, the stockholders approved, on an advisory (non-binding) basis, “1 Year” as the frequency of future stockholder advisory votes on executive compensation. In light of these results on the frequency of the future Say-on-Pay Votes, which are consistent with the Board’s recommendation, the Company has determined to hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory (non-binding) votes on executive compensation is submitted to the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of BioXcel Therapeutics, Inc., as amended, dated June 10, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXCEL THERAPEUTICS, INC.

Date: June 11, 2024	By:	/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer